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                                October 22, 2001

RAIT Investment Trust
RAIT Partnership, L.P.
1818 Market Street
Philadelphia, Pennsylvania 19103

         Re:      Registration Statement on Form S-3
                  Registration No. 333-69422 (the "Registration Statement")

Ladies and Gentlemen:

         We have acted as counsel to RAIT Investment Trust (the "Company"), a Maryland real estate investment trust, and RAIT Partnership, L.P. (the "Partnership"), a Delaware limited partnership, in connection with their registration under the Securities Act of 1933, as amended (the "1933 Act") of up to $150,000,000 of certain securities (the "Securities"), as follows:

         1. common shares of beneficial interest ("Common Shares"), par value $.01 per share, of the Company;

         2. preferred shares of beneficial interest ("Preferred Shares"), par value $.01 per share, of the Company;

         3. warrants ("Warrants") to purchase Common Shares or Preferred Shares;

         4. debt securities of the Partnership ("Partnership Debt Securities"); and

         5. Guarantees ("Guarantees") by the Company of the Partnership Debt Securities.

         In connection with the opinions hereinafter expressed, we have examined each of the following documents:

         1. the Registration Statement, as the same has been amended through the date hereof;

         2. the Amended and Restated Declaration of Trust ("Declaration of Trust") and bylaws ("Bylaws") of the Company, as amended through the date hereof;
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         3. the articles of incorporation and bylaws of RAIT General, Inc. (the
            "General Partner"), a Maryland corporation which is the sole general partner of the Partnership;

         4. the certificate of limited partnership (the "Certificate of Limited Partnership") and the Limited Partnership Agreement (the "Limited Partnership Agreement") of the Partnership;

         5. the form of Trust Indenture annexed to the Registration Statement (the "Trust Indenture");

         6. resolutions adopted as of June 8, 2001, July 25, 2001 and October 5, 2001 by the Company's Board of Trustees;

         7. resolutions adopted as of October 5, 2001 by the Board of Directors of the General Partner;

         8. a certificate of officers of the Company, dated October 22, 2001, to the effect that the Declaration of Trust and Bylaws of the Company, and the resolutions of the Board of Trustees, are true, correct and complete, have not been rescinded or modified and are in full force and effect;

         9. a certificate of officers of the General Partner, dated October 22, 2001, to the effect that the articles of incorporation and bylaws of the General Partner, the resolutions of the Board of Directors of the General Partner and the certificate of limited partnership and Limited Partnership Agreement of the Partnership are true, correct and complete, have not been rescinded or modified, and are in full force and effect;

        10. a certificate from the State Department of Assessments and Taxation of Maryland, dated October 11, 2001, as to the good standing of the Company;

        11. a certificate from the State Department of Assessments and Taxation of Maryland, dated October 11, 2001, as to the good standing of the General Partner; and

        12. a certificate of the Department of State of Delaware, dated October 15, 2001, as to the good standing of the Partnership.


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         In our examination of the documents referred to above, we have assumed the genuineness of all signatures, the legal capacity of all signatories and the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified or photostatic copies. We are not aware of any facts which would lead us to conclude that any document submitted to us is not authentic and, if a copy, that it does not conform to the original.

         Our opinions hereinbelow expressed are subject to the following limitations:

         1. In accordance with our general policies, we have assumed that no fraud or dishonesty exists with respect to any matters relevant to the opinions hereinbelow expressed. However, we have no reason to believe that the foregoing assumption is incorrect.

         2. Our opinions are subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, preferential or fraudulent conveyance, or other similar laws or equitable principles (regardless of whether enforcement is sought in a proceeding at law or in equity) relating to or affecting the rights and remedies of creditors generally and by general principles of equity. In addition, we express no opinion regarding rights to indemnification and contribution to the extent that they may be limited or held unenforceable under applicable federal or state securities laws or public policy underlying such laws.

         3. We have relied upon the certificates issued by the Department of State of the State of Delaware concerning the formation and good standing of the Partnership.

         4. We are attorneys admitted to practice before the courts of the United States and the Commonwealth of Pennsylvania. The opinions set forth herein are limited to matters governed by the laws of the United States, the internal laws of the Commonwealth of Pennsylvania, without reference to choice of law provisions thereunder, and to matters of general corporate and partnership law of the State of Delaware relevant to this opinion. No opinion is expressed with respect to the laws of any other state or to the application of any such laws. As to matters concerning the laws of the State of Maryland, we have relied upon the opinion (the "Maryland Opinion") of Ballard Spahr Andrews & Ingersoll, LLP, a copy of which has been filed as an exhibit to the Registration Statement, which opinion is subject to certain qualifications and limitations therein set forth.
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         Based upon and subject to the foregoing, we are of the following opinions:

         (i) Subject to the limitations and qualifications set forth in the Maryland Law Opinion, the Common Shares, Preferred Shares and Warrants, when issued, delivered and paid for, will be validly issued, fully paid and non-assessable.

         (ii) Subject to the limitations and qualifications set forth in the Maryland law opinion, upon (a) proper designation by the General Partner of a series of Partnership Debt Securities (a "Series of Partnership Debt Securities"), (b) proper setting of the terms and conditions of such Series of Partnership Debt Securities by the General Partner, (c) proper designation by the General Partner of a trustee (the "Trustee") under the Trust Indenture, and due execution of the Trust Indenture by the General Partner, on behalf of the Partnership, and the Trustee, (d) due execution by the General Partner and the Trustee of an indenture supplemental (a "Supplemental Indenture") to the Trust Indenture with respect to the terms and conditions specifically pertaining to such Series of Partnership Debt Securities, and assuming that, upon issuance of such Series of Partnership Debt Securities as provided in the Trust Indenture and Supplemental Indenture, (i) the amount thereof will not exceed the amount authorized by the Board of Directors of the General Partner and (ii) the Supplemental Indenture relating thereto will not contain provisions contrary to, or unenforceable under, applicable law as referred to elsewhere in this letter, or contrary to the Certificate of Limited Partnership, the Agreement of Limited Partnership or any other instrument or agreement to which the Partnership is a party or by which it is bound, or any order or decree of any court, administrative or governmental body having jurisdiction over the Partnership, such Series of Partnership Debt Securities will be duly authorized and, when issued, delivered and paid for, will be validly issued, fully paid and non-assessable, and will be the binding obligation of the Partnership, enforceable in accordance with its terms.

         (iii) Subject to the limitations and qualifications expressed in clause
               (ii), above and in the Maryland Law Opinion, the Guarantee will be the valid and binding obligations of the Company, enforceable in accordance with their terms.
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         In addition to the limitations and qualifications set forth above, our opinions set forth above are also subject to the following:

         (i) We have assumed that all Series of Partnership Debt Securities and the Guaranties thereof will be unsecured obligations of the Partnership and the Company, respectively.

         (ii) We have assumed that the Trust Indenture, any Supplemental Indenture and any Guaranty will provide that they will be governed by the laws of the Commonwealth of Pennsylvania.

         (iii) Our opinions expressed above as to the validity and enforceability of any Series of Partnership Debt Securities and any Guaranty thereof are subject to the limitations imposed under applicable law and rules on procedure on the enforceability of certain remedies and other provisions which are or may be contained in the Trust Indenture, any Supplemental Indenture and Guaranty, including, without limitation, ex parte remedies, powers of attorney, waivers, confessions of judgment, indemnifications, specific performance, limitations of liability, appointment of a receiver, consents to jurisdiction and, generally, self-help or non-judicial relief. In enforcing and interpreting documents, we note that the laws of the Commonwealth of Pennsylvania require that the parties to agreements act reasonably and in good faith and, with respect to collateral, in a commercially reasonable manner with reasonable notice prior to exercising rights and remedies.

         (iv) We express no opinion as to the validity or enforceability of any provision of the Trust Indenture, any Supplemental Indenture or any Guaranty which would: (a) permit the Trustee, or any holder of a Partnership Debt Security, to increase the rate of interest (whether before or after a default) or to collect a late charge in the event of delinquency or default; (b) purport to be a waiver by the Partnership or the Company of any procedural, judicial or substantive rights or benefits (such as rights to notice, right to a jury trial, jurisdiction, venue, statutes of limitations, and marshaling of assets) except to the extent permitted by applicable law; (c) purport to grant the Trustee, or any holder of a Partnership Debt Security, a power-of-attorney;
               (d) purport to require that waivers must be in writing; or (e) purport to entitle the Trustee, or any holder of a Partnership Debt Security to the appointment of a receiver as a matter of right.
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         (v)   Certain remedies, waivers and other provisions which are or may be contained in the Trust Indenture, any Supplemental Indenture or any Guaranty, including those described in the preceding paragraph, may not be enforceable; nevertheless, the qualifications expressed in this paragraph (v) will not render the Trust Indenture, any Supplemental Indenture or any Guaranty invalid as a whole or preclude: (a) the judicial enforcement of the obligation of the Partnership to repay the principal, together with interest thereon (to the extent such interest is not deemed a penalty) as provided therein; (b) the enforcement of the obligation of the Company under the Guaranty to repay such portion of the principal, together with such interest (to the extent such interest is not deemed a penalty), upon a material, uncured default by the Partnership in the payment of such principal and non-default interest.

         (vi) We express no opinion on the enforceability of any provision stating that the provisions of the Trust Indenture, any Supplemental Indenture or Guaranty are severable.

         (vii) Enforceability of any Series of Partnership Debt Securities may be limited to the extent that remedies are sought for a breach that a court concludes is immaterial or does not adversely affect the holders thereof.

        (viii) We express no opinion as to the enforceability of any warrant of attorney to confess judgment that is or may be contained in any of the Trust Indenture, any Supplemental Indenture or any Guaranty.

         (ix) We express no opinion as to whether any prepayment premium that may be payable pursuant to the Trust Indenture, any Supplemental Indenture or any Guaranty may be unenforceable as a penalty.

         (x) We express no opinion as the enforceability of any waiver by the Partnership or the Company of the right to jury trial.

         This letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

         We consent to your filing this letter as an exhibit to the Registration Statement. We also consent to the identification of our firm as counsel to the Company and the Partnership in the section of the Registration Statement entitled "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.



                                     Very truly yours,

                                     /s/ LEDGEWOOD LAW FIRM, P.C.
                                     -------------------------------------------
                                         LEDGEWOOD LAW FIRM, P.C.